CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 23, 2007 accompanying the financial statements of Van Kampen Unit Trusts, Municipal Series 603 as of March 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP

New York, New York
July 23, 2007